Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:	Anu Ahluwalia	Pat Hedley
	NYMEX	General Atlantic
	(212) 299-2439	(203) 629-8658

NYMEX SHAREHOLDERS OVERWHELMINGLY APPROVE GENERAL ATLANTIC’S $160 MILLION EQUITY INVESTMENT IN NYMEX

NEW YORK, March 13, 2006 – NYMEX Holdings, Inc. (NYMEX) announced that its shareholders overwhelmingly approved today the transaction by which General Atlantic LLC (GA) will invest $160 million for a 10% equity stake in NYMEX. Of the total shares voted at today’s special meeting of NYMEX shareholders, over 93% voted in favor of the transaction. NYMEX and GA expect to complete the transaction, which values NYMEX’s equity at $1.6 billion, tomorrow, March 14, 2006.

“We are pleased that our members and shareholders agree that General Atlantic is the best partner to help us make NYMEX more valuable through a possible IPO and over the long-term,” said Mitchell Steinhause, Chairman of NYMEX. “The Board looks forward to working with our new partners at General Atlantic to build on NYMEX’s success and position the Exchange for continued growth well into the future.”

“We are excited to begin working with NYMEX to continue the strong momentum at the Exchange,” said Bill Ford, President of General Atlantic, who will join the NYMEX Board of Directors upon completion of the transaction. “We appreciate the confidence and support the NYMEX members and shareholders have shown us. Our goal is to help NYMEX extend its leading competitive position in the energy and metals market and to create lasting value for its stakeholders. We look forward to a long and successful partnership.”

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The sale of the shares to General Atlantic will not be registered under the Securities Act and the shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The shares will be offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement of Series A Preferred Stock to General Atlantic, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or with the private placement, and our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. The Company assumes no obligation to update or supplement our forward-looking statements.

Statement Regarding Available Information Please note this is not intended to be a solicitation for proxy. In connection with the proposed private placement, NYMEX has filed with the Securities and Exchange Commission and distributed to its stockholders a proxy statement. NYMEX’s stockholders are urged to read the proxy statement in its entirety, and any other related documents NYMEX may issue, because they will contain important information about NYMEX, the transaction, the persons soliciting proxies in connection with the transaction and the interests of these persons in the transaction and related matters. These documents may be obtained for free at the SEC’s website (www.sec.gov). Additional information on how to obtain these documents from NYMEX will be made available to stockholders.

NYMEX, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from NYMEX’s stockholders in connection with the proposed private placement. Information about the directors and executive officers of NYMEX and their ownership of NYMEX stock is set forth in the proxy statement. Information regarding the interests of NYMEX’s directors and executive officers in the proposed private placement are included in the proxy statement.